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CONSENT OF INDEPENDENT AUDITORS

                                                                    EXHIBIT 23.5

Equipment Supply Co., Inc. and Affiliates
Burlington, New Jersey


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of United Rentals, Inc., (the "Company") of our report dated June 19, 1998, except for Notes 9 and 15 which are as of July 10, 1998, relating to the combined financial statements of Equipment Supply Co., Inc. and Affiliates, which appear in the Company's reports on Form 8-K dated July 21, 1998 and December 24, 1998 We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        BDO Seidman, LLP

Philadelphia, PA
September 27, 1999